EXHIBIT 99.1

Enochian BioSciences Announces Receipt of Notice from Nasdaq Regarding Delayed Filing of Annual Report on Form 10-K

LOS ANGELES October 21, 2022 (NASDAQ: ENOB)— On October 17, 2022, Enochian BioSciences, Inc. (the "Company") received a notice (the "Notice") from The Nasdaq Stock Market LLC ("Nasdaq") stating that because the Company has not yet filed its Form 10-K, the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the "SEC").

This notification has no immediate effect on the listing of the Company’s shares on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s common stock will be subject to delisting from Nasdaq.

Under Nasdaq rules, the Company has 60 calendar days to either file the Form 10-K or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If the Company does not file the 10-K but submits a plan to regain compliance, and Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-K to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to the success or efficacy of our pipeline. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “aims,” “intends,” “potential,” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including as set forth in Enochian BioSciences’ most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Enochian BioSciences undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact: enob@pentagroup.co

Source: Enochian Biosciences

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